EXHIBIT 10.6

                        INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT is made the 27 day of Dec. 1996 BETWEEN

J.P. MORGAN INVESTMENT MANAGEMENT INC. (a company incorporated under the laws of the State of Delaware) ("JPMIM" acting through its London Office at 28 King Street, London, SW1Y 6XA;

and COMMERCIAL GUARANTY ASSURANCE, LTD (a company incorporated under the laws of Bermuda) ("the Company") of Clarendon House, Church Street, Hamilton, Bermuda.

WHEREAS

The Company wishes to appoint JPMIM as discretionary investment manager of certain assets of the Company which may be held in one or more accounts ("the Portfolio") and JPMIM wishes to accept this appointment under the terms set out below.

IT IS HEREBY AGREED AS FOLLOWS:-

1.   Authority and Limitations
     -------------------------

1.1 Except as may otherwise be notified in writing to JPMIM, the Company hereby confirms that the Portfolio is and will be owned beneficially and absolutely by it or held by it as trustee. The Company further confirms that the Portfolio is free from any lien, charge or other impediment and that the Company has full power and authority to appoint JPMIM to deal with the Portfolio in accordance with the terms of this Agreement.

1.2 Subject to such investment objectives and restrictions ("Guidelines") as are set out in this Agreement, JPMIM will have:-

     (a) complete discretion on behalf of the Company to buy, sell, retain or exchange investments of any nature, to subscribe to issues of securities, to enter into spot or forward foreign exchange contracts and to cause the Custodian to place and withdraw cash from deposit, as and when JPMIM thinks fit or otherwise to act as it judges appropriate in relation to the Portfolio;

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     (b)  authority and power to purchase, sell, hold and generally deal in and with all futures contracts (and any option on such contracts), including without limitation contracts for differences with respect to financial instruments and any group or index of securities (or any interest therein based on the value thereof), and in connection therewith to cause the Custodian to deposit any margin payment or property as collateral with any agent and to grant security interests in such collateral, all on such terms and conditions as JPMIM shall determine;

1.3  In the performance of its services under this Agreement, JPMIM may

     (a) effect or arrange transactions through or with any person, firm or company that JPMIM may select other than associated or related companies in the J.P. Morgan group ("Morgan");

     (b) deal collectively as agent for the Company and for other clients including Morgan companies;

     (c) commit the Company to underwriting any issue or offer for sale of securities of a type and to the extent permitted by the Guidelines;

     (d) effect transactions in which an issue of the relevant securities was underwritten, managed or arranged by Morgan within twelve months of the date of the transaction;

     (e)  not borrow on behalf of the Company;

1.4 In the performance of its services under this Agreement JPMIM has no authority or power except as expressly provided.

2.   Guidelines
     ----------

2.1 The initial guidelines for the Portfolio are set out in Schedule 1 to this Agreement. Any change which the Company wishes to make shall be discussed with the agreed to by JPMIM and shall be confirmed by the Company in writing, by telex or by facsimile telecopier.

2.2 If at any time due to major fluctuations in market prices, abnormal market conditions or any other reason outside the control of JPMIM, there shall be a deviation from the specific instructions set out in the Guidelines;

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     (a)  JPMIM shall not be in breach of the Guidelines provided it takes such steps as may be necessary to ensure compliance within 7 days after such deviation occurs; or

     (b) JPMIM may, prior to the expiry of the 7 day period referred to in (a) above, make a written recommendation to the Company on the most appropriate way to deal with the deviation and, unless the Company directs JPMIM to the contrary within 14 days of the receipt by the Company of the recommendation, JPMIM shall be entitled to implement its recommendation and shall not be in breach of the Guidelines.

3.   Custody
     -------

3.1 The Company will appoint a custodian ("the Custodian") by a separate agreement under which all investments and cash comprising the Portfolio will be held for the Company by the Custodian or its agents. JPMIM shall not have control of the investments or cash in the Portfolio but shall have authority to issue to the Custodian such instructions as it may consider appropriate in connection with the settlement of any transaction relating to the Portfolio which it has initiated.

3.2  The Company confirms that:--

     (a) whether or not JPMIM directs the Custodian to exercise any voting or other rights and entitlements attached to securities held in the Portfolio, and how JPMIM directs that they are to be exercised, will be at the total discretion of JPMIM.

     (b) unless the Company gives written instructions to the contrary all dividend and interest income received in respect of the Portfolio will be retained by the Custodian for reinvestment as part of the Portfolio.

     (c) it shall have full responsibility for the payment of all taxes due on capital or income held or collected for the Portfolio.

3.3 The Company and JPMIM will arrange for the Custodian to provide to JPMIM daily cash account statements and monthly asset position statements. JPMIM will compare these statements with its own records and inform the Custodian of any differences. In the event that differences between the Custodian's statements and JPMIM's records cannot be resolved between JPMIM and the Custodian, JPMIM will inform the Company in writing.

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4.   Portfolio reports and records
     -----------------------------

4.1  JPMIM will provide the Company with:--

     (a) a monthly valuation report of all investments and cash comprising the Portfolio within ten working days of the end of each calendar month. JPMIM will determine the value of all assets in the Portfolio following methods consistently applied by it using the valuation basis specified in the report;

     (b) a monthly report of all transactions relating to the Portfolio within ten working days of the end of each calendar month. If requested by the Company, JPMIM will also send transaction advices containing full details of each transaction to the Company or to such other persons as the Company shall nominate on the next business day following the day on which the transaction was effected or at such other frequency as the Company shall request.

     (c) a quarterly report on the performance of the Portfolio against the performance benchmark specified in the Guidelines following the end of each calendar quarter.

4.2 JPMIM will maintain full records of all transactions effected for the Portfolio. JPMIM agrees to provide to the Company, the Custodian and to the accountants and other professional advisers of the Company any information which they may from time to time reasonably require in connection with the Portfolio, but it is understood and agreed that JPMIM in maintaining its records and providing such information does not assume responsibility for the accuracy of any accounts, reports or other information furnished by the Custodian or any other person, firm or corporation to the Company.

5.   Fees
     ----

     The Company accepts the scale of fees and terms of payment (as may be varied from time to time by mutual agreement) set out in Schedule 2 to this Agreement. No other fees or remuneration from any source shall be due to JPMIM in respect of the services provided under this Agreement.

6.   Termination
     -----------

     This Agreement may be terminated without penalty at any time by either party giving at least thirty days written notice of termination, to the other party.

     Termination shall be effective from the date specified in the notice and will be without prejudice to the payment of any outstanding fees due to JPMIM or to the completion of any transaction already initiated and JPMIM shall be entitled if necessary after the date of effective termination to direct the Custodian to settle such transactions.

7.   Indemnity and Limitation of Liability
     -------------------------------------

7.1 The Company will indemnify JPMIM from and against any and all claims, proceedings, damages, loss and liability made or taken against or suffered or incurred by JPMIM in its capacity as manager of the Portfolio except insofar as the same arises as a result of negligence or wilful default (including fraud or dishonesty) on the part of JPMIM.

7.2 JPMIM shall not be liable to the Company for any losses suffered by the Company arising from any depreciation in the value of the Portfolio or from the income derived from it (including, without limitation, where such depreciation results from capital loss or taxation liability) or otherwise in any way whatsoever except insofar as the same arises as a result of negligence or wilful default (including fraud or dishonesty) on the part of JPMIM.

7.3 JPMIM shall not be liable in respect of the default or fraud of any person, firm or company through or with whom transactions are effected for the Company's account.

8.   Confidentiality
     ---------------

     Except insofar as required by law or regulation, JPMIM shall ensure that all matters relating to the Portfolio shall be kept strictly confidential.

9.   Regulation
     ----------

     JPMIM is registered as an investment adviser under the United States Investment Advisers Act of 1940. Under the United Kingdom Financial Services Act 1986, JPMIM is a member of the Investment Management Regulatory Organisation Ltd. ("IMRO") and as such is regulated by IMRO in the conduct of its investment business.

     All services provided by JPMIM under this agreement are provided on the basis that the Company is a non-private customer as that term is defined in IMRO's rules.

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10.  Additional Provisions--Transactions in Derivatives
     --------------------------------------------------

     To the extent that the Guidelines permit investment in futures or options, the additional provisions in Schedule 3 form part of this Agreement.

11.  Notices
     -------

11.1 All directions and notifications to be given hereunder shall be addressed to the appropriate party at the address appearing at the head of this Agreement, or to such other address as shall be notified in writing by that party to the other party] from time to time.

11.2 Any notice to be given in relation to this Agreement shall be given in writing and may be given by delivering or posting it or by sending it by fax or telex. Any notice given by post will be deemed given 24 hours after posting and any notice given by delivery or by fax or telex will be deemed given upon delivery or transmission, and in proving service of the notice it shall be sufficient to prove that the letter was correctly addressed and was posted or that where it was delivered otherwise than by post that it was delivered to the correct address or that where it was sent by fax or telex it was transmitted to the correct number.

12.  Complaints
     ----------

     Any complaint that the Company may have relating to any services provided to it by JPMIM under this Agreement should be addressed to the Compliance Officer of JPMIM at its London office. The Company also has a direct right of complaint to the Office of the Investment Ombudsman, 6 Frederick's Place, London EC2R 8BT.

13.  Assignment
     ----------

     No assignment of this Agreement may be made by JPMIM without the prior written consent of the Company.

14.  Governing Law
     -------------

     This Agreement will be governed by and construed in accordance with English law.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly appointed agents so as to be effective as of the date first written above.


                                        /s/
                                        --------------------------------------
                                         Vice President
                                         for and on behalf of
                                         J.P. MORGAN INVESTMENT MANAGEMENT INC.


                                        /s/  A. R. MONTEMURNO
                                        ----------------------------------------
                                         Director
                                         for and on behalf of
                                         COMMERCIAL GUARANTY ASSURANCE, LTD.

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                                   SCHEDULE 1
                                   GUIDELINES

Schedule 1 to the Investment Management Agreement dated 27, Dec. 1996 between J.P. Morgan Investment Management Inc. and Commercial Guaranty Assurance, Ltd

Objective
---------

The primary objective of the portfolio is to achieve a total rate of return in excess of the stated benchmark, consistent with safety of principal and liquidity. Performance will be measured against the AA or better subset of the 35 year Merrill Lynch Eurodollar index.

Guidelines
----------

1) Investments will be primarily in foreign (non-U.S.) securities denominated in U.S. Dollars, as follows: Euro certificates of deposit ("C.D.'s"), Euro time deposits, Euro medium-term notes, Eurobonds, Yankee bonds, Euro commercial paper and Euro floating rate notes. Interest rates may be fixed or variable. No U.S. income source is allowed.

2) In addition, up to 100% of the market value of the portfolio may be invested in non U.S. dollar denominated foreign (non U.S.) securities, provided that the foreign exchange exposure thus created is hedged back into U.S. dollars at all times. Investment in non U.S. dollar denominated securities may include those outlined above as well as government, agency and corporate bonds issued in the domestic bond markets of OECD countries.

3) Obligations issued by foreign subsidiaries of U.S. companies, except for banks, may be purchased as long as the obligations are not guaranteed by the U.S. parent company.

4)   Credit exposure

          Only securities rated double A (Aa3/AA-) or better by Moody's, Standard & Poor's or the equivalent rates by Duff & Phelps may be purchased. If an issue is unrated, it may be purchased, provided the issuer or guarantor has a comparable issue with a Aa3/AA- or higher rating or, in the opinion of the manager, the issue is equivalent to a Aa3/AA- or better security.

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5)   A maximum of 5% of the portfolio may be invested in the securities of any one corporate obligor and 10% in the securities of non-guaranteed government agencies of any one country. Non-U.S. Sovereign exposure is limited to 20% of the portfolio per issuer.

6)   Maturity

          The portfolio shall be managed with a weighted average duration of not less than two years nor more than five years.

(7)  Derivatives

               a) Options are not allowed

               b) Interest rate futures are allowed in order to control overall interest rate exposure, subject to the following conditions.

                    i) The notional value of net short futures positions must not exceed the market value of the portfolio

                    ii) The notional value of net long positions must not exceed the amount of available cash in the portfolio. No leverage of the portfolio is allowed.

8) No equity exposure, convertible bonds, or equity linked securities are allowed.

9)   No commodity exposure, or commodity linked securities, are allowed.

                                   SCHEDULE 2
                                  FEE SCHEDULE

Schedule 2 to the Investment Management Agreement dated 27 Dec. 1996 between J.P. Morgan Investment Management Inc. and Commercial Guaranty Assurance, Ltd.

The following fee scale, [payable in US Dollars], will apply in respect of services provided under the above referenced agreement:--

 .30 of 1% per annum on the first US$ 75 million
 .25 of 1% per annum on the next US$ 75 million
 .20 of 1% per annum on the balance over US$ 150 million.
There shall be a minimum fee of US$150,000.

Fees are based on the total market value of the assets under management at each calendar quarter end and will be invoiced to the Company's Custodian in the following month.

Broker's fees for transactions executed on the Company's behalf are charged to the Company and any brokerage discounts or reallowances are passed on to the Company. Any charges made by the Custodian appointed by the Company shall be for the Company's account.

                                   SCHEDULE 3
                               FUTURES & OPTIONS

Schedule 3 to the Investment Management Agreement dated 27 Dec. 1996 between J.P. Morgan Investment Management Inc. and Commercial Guaranty Assurance, Ltd.

1. Further to JPMIM's authorization under this Agreement to invest and reinvest in futures (subject to the Guidelines), the Company agrees that:

     (a) JPMIM is authorized to select the brokerage firms through which futures contracts and options are traded for the Portfolio and to sign as the Company's agent any account agreements or other documents required or deemed appropriate by such brokers or by JPMIM. In connection with the opening of each account with each broker through which futures contracts and/or options are traded for the Portfolio, the Company specifically authorizes JPMIM to execute on its behalf a Customer Application and Customer, Procedural and Safekeeping Agreements and Customer's Options Agreements.

     (b) In accordance with the regulations of the United States Commodity Futures Trading Commission ("CFTC") and other regulatory agencies, JPMIM is authorized to and may reveal the Company's identity, and address to any broker through which futures contracts or options are traded.

     (c) The Company understands that the CFTC and other regulatory agencies require that anyone trading in futures contracts must advance collateral to meet initial and daily variation margins. In addition, collateral may be required for trading in options. JPMIM is hereby authorized to instruct the Custodian to advance cash or securities as collateral to an account designated by the broker to meet margin payments as required by the rules of exchanges or markets on which contracts for Futures and Options are dealt by JPMIM as the Company's agent. If, under the rules of such exchanges or markets, margin calls are increased and insufficient funds are available in the Portfolio, JPMIM may require the Company to make additional funds temporarily available at short notice (in some cases less than 24 hours) until assets can be realised to cover the related margin calls.

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2.   The rules of the CFTC require JPMIM to furnish the following statements to the Company and the Company to acknowledge by its signature that these statements have been received and understood.

Name and address of broker ("Broker"):

______________________________________

______________________________________

______________________________________


RISK DISCLOSURE STATEMENT FOR FUTURES AND OPTIONS

This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.

FUTURES

1.   Effect of 'Leverage' or "Gearing'

     Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are 'leveraged' or 'geared' A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit: this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.

2.   Risk-reducing orders or strategies

     The placing of certain orders (e.g., 'stop-loss' orders, where permitted under local law, or 'stop-limit' orders) which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as 'spread' and 'straddle' positions may be as risky as taking simple 'long' or 'short' positions.

OPTIONS

3.   Variable degree of risk

     Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarize themselves with the type of option (i.e., put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.

     The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

     Selling ('writing' or 'granting') an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavourably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the position is 'covered' by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.

     Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.

ADDITIONAL RISKS COMMON TO FUTURES AND OPTIONS

4.   Terms and conditions of contracts

     You should ask the firm with which you deal about the term and conditions of the specific futures or options which you are trading and associated obligations (e.g., the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.

5.   Suspension or restriction of trading and pricing relationships

     Market conditions (e.g., illiquidity) and/or the operation of the rules of certain markets (e.g., the suspension of trading in any contract or contract month because of price limits or 'circuit breakers') may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.

     Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge 'fair' value.

6.   Deposited cash and property

     You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specified legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

7.   Commission and other charges

     Before you begin to trade, you should obtain a clear explanation of all commission, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.

8.   Transactions in other jurisdictions

     Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade you should enquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.

9.   Currency risks

     The profit or loss in transactions in foreign curency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.

10.  Trading facilities

     Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary; you should ask the firm with which you deal for details in this respect.

11.  Electronic trading

     Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risk associated with the system including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.

12.  Off-exchange transactions

     In some jursidictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.

I hereby acknowledge that I have received and understood this risk disclosure statement.


Client: Commercial Guaranty Assurance Ltd    Manager: J.P Morgan Investment
                                                      Management Inc.



By: /s/ A. R. MONTEMURNO                   By: /s/
   -----------------------------------         ---------------------------------
Title: President & CEO                     Title: Vice President
     ---------------------------------         ---------------------------------
Date:  27 December 1996                        Date:  18 December 1996
     ---------------------------------         ---------------------------------


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


                     HEDGE ACCOUNT DESIGNATION AND ELECTION


Broker:__________________________

_________________________________

_________________________________


Gentlemen:

Unless specified in writing to the contrary, Broker is hereby notified that all transactions effected for the undersigned Client's account and all positions taken in this account will either be (a) bona fide hedging transactions and positions as defined in section 4(a) of the Commodity Exchange Act, as amended, the Regulation 1.3(z) promulgated thereunder by the Commodity Futures Trading Commission ("CFTC") or (b) risk management positions as recognized in the rules of the relevant commodities exchange. The undersigned Client and Manager/Advisor have read and understand the relevant rules and regulations and agrees that all transactions and positions executed or carried in this account will be consistent with such rules and regulations and agree that all transactions and positions executed or carried in this account will be consistent with such rules and regulations and any interpretations thereof.

It is agreed that positions carried in the undersigned Client's account will be strictly for hedge purposes and not for speculation. Broker may rely on the representations made herein. Should the undersigned Manager/Advisor transmit orders for the account which do not meet the definition of "hedging" or "risk management", the undersigned Manager/Advisor shall advise Broker in writing to that effect and will keep such contracts margined as required by Broker and the applicable exchanges.

Pursuant to CFTC Regulation 190.06(d), in the event of Broker's bankruptcy, Broker shall attempt to contact the undersigned Manager/Advisor for instructions as to the disposition of the open contracts held in the undersigned Client's account's).

Client: Commercial Guaranty Assurance Ltd    Manager: J.P Morgan Investment
                                                      Management Inc.



By: /s/  A. R. MONTEMURNO                  By: /s/
   -----------------------------------         ---------------------------------
Title: President & C.E.O.                  Title: Vice President
     ---------------------------------         ---------------------------------
Date:  27 December 1996                        Date:  18 December 1996
     ---------------------------------         ---------------------------------

                                    [NON US]

                           CFTC EXEMPT ACCOUNT STATUS

Gentlemen:

We hereby consent to JPMIM treating such futures account(s) as an "exempt account" under Rule 4.7 of the Commodity Futures Trading Commission (the "CFTC"), the regulatory agency charged with oversight of futures trading in the United States. Such consent permits JPMIM to dispense with certain disclosure and recordkeeping requirements otherwise mandated by the CFTC with respect to the accounts of clients who meet the objective criteria specified in Rule 4.7. Such criteria are designed to indicate that a client possesses the investment expertise and experience necessary to understand the risks involved in futures trading as well as the financial resources to withstand the risks of such trading.

In this regard the Client represents that:

(1) it owns an investment portfolio with a market value in excess of $5,000,000; and

(2) it is, or is of the character of, or is otherwise analogous to, one or more of the following client types: high net worth individual, collective investment vehicle, employee benefit or retirement plan, commercial entity, insurance company, bank, central bank, sovereign government, international organization, endowment fund, foundation or other charitable organization.

JPMIM is hereby authorized to rely on the representations set forth in this addendeum until notified by the client in writing of any changes.


                                           Sincerely,

                                           Commercial Guaranty Assurance, Ltd.


                                           By:     A. R. MONTEMURNO
                                              --------------------------------

                                           Title: President & C.E.O.
                                                ------------------------------

                                           Date:  27 December 1996
                                               -------------------------------

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